Exhibit 4.2

INSPIRE MEDICAL SYSTEMS, INC.

FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

October 25, 2016

FIFTH AMENDED AND RESTATED
INVESTOR RIGHTS AGREEMENT

This Fifth Amended and Restated Investor Rights Agreement (the “Agreement”) is made as of October 25, 2016, among Inspire Medical Systems, Inc., a Delaware corporation (the “Company”) and the stockholders listed on Exhibit A hereto (individually an “Investor” and collectively, the “Investors”).

RECITALS

WHEREAS, the Company and certain of the Investors entered into a Series A Preferred Stock Purchase Agreement (the “Series A Purchase Agreement”) dated November 28, 2007, a Series B Preferred Stock Purchase Agreement (the “Series B Purchase Agreement”) dated May 18, 2009, a Series C Preferred Stock Purchase Agreement (the “Series C Purchase Agreement”) dated January 30, 2012, a Series D Preferred Stock Purchase Agreement (the “Series D Purchase Agreement”) dated July 30, 2013 and a Series E Preferred Stock Purchase Agreement (the “Series E Purchase Agreement”) dated March 28, 2014 pursuant to which the Company sold to such Investors and such Investors purchased from the Company shares of, respectively, the Company’s Series A Preferred Stock (“Series A Preferred Stock”), Series B Preferred Stock (“Series B Preferred Stock”), Series C Preferred Stock (“Series C Preferred Stock”), Series D Preferred Stock (“Series D Preferred Stock”) and Series E Preferred Stock (“Series E Preferred Stock”).

WHEREAS, to induce certain of the Investors to enter into the Series E Purchase Agreement, the Company agreed to provide such Investors with certain rights to register shares of the Company’s Common Stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock held by such Investors, certain rights to receive information pertaining to the Company, and a right of first offer with respect to certain issuances by the Company of its securities pursuant to that certain Fourth Amended and Restated Investor Rights Agreement dated March 28, 2014 (“Prior Investor Rights Agreement”).

WHEREAS, contemporaneously herewith certain Investors are purchasing shares of the Company’s Series F Preferred Stock (the “Series F Preferred Stock” and together with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, the “Preferred Stock”) pursuant to that certain Series F Preferred Stock Purchase Agreement of even date herewith

WHEREAS, to induce certain of the Investors to enter into the Series F Purchase Agreement and purchase shares of Series F Preferred Stock thereunder, the Company and the Investors desire to enter into this Agreement to amend certain of the provisions of the Prior Investor Rights Agreement, which Prior Investor Rights Agreement is being amended, restated and replaced in its entirety with this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                      Restrictions on Transferability; Registration Rights

1.1                               Certain Definitions. As used in this Agreement, the following terms have the following respective meanings:

“Board” means the board of directors of the Company.

“Certificate” means the Company’s Sixth Amended and Restated Certificate of Incorporation, as may be amended from time to time.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

“Convertible Securities” means any bonds, debentures, notes or other evidences of indebtedness, options, warrants, shares (including, but not limited to, shares of Preferred Stock) or any other securities convertible into, exercisable for, or exchangeable for Common Stock (directly or indirectly).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

“Form S-3 Initiating Holders” means any Holder or Holders of the Registrable Securities then outstanding and who propose to register securities, the aggregate offering price of which, net of underwriting discounts and commissions, exceeds $1,000,000.

“Founders” mean those individuals listed in Schedule 1.

“Holder” means (i) any Investor holding Registrable Securities, (ii) Medtronic, Inc., a Minnesota corporation (“Medtronic”), so long as it holds Registrable Securities or Common Stock pursuant to the terms of the Investment Agreement, defined below, and (iii) any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 1.11 hereof.

“Initiating Holders” means any Holder or Holders who in the aggregate hold not less than 30% of the Registrable Securities then outstanding and who propose to register securities for at least twenty percent (20%) of such Holders’ Registrable Securities (or

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any lesser percentage if the aggregate offering price, after deducting for underwriting discounts and commissions would exceed $10,000,000).

“IPO” means the first firm-commitment underwritten public offering of the Common Stock of the Company to the general public that is affected pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act.

“New Securities” means any shares of the Company’s Common Stock other than “Excluded Securities” as set forth in the Certificate.

“Preferred Directors” shall have the meaning given such term in the Certificate.

“Pro Rata Portion” means the ratio that (x) the sum of the number of shares of the Company’s Common Stock held by an Eligible Investor immediately prior to the issuance of New Securities, assuming full conversion of the Shares convertible into the Common Stock then held by such Eligible Investor, bears to (y) the sum of the total number of shares of the Common Stock then outstanding, assuming full conversion of all Preferred Stock then outstanding into the Common Stock and exercise of all options and warrants then outstanding.

The terms “register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 1.3, 1.4 and 1.5 hereof, including, without limitation, all registration, qualification, listing and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company), but shall not include Selling Expenses.

“Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Preferred Stock, (ii) shares of Common Stock held by Medtronic pursuant to that certain Investment Agreement entered into by the Company and Medtronic as of November 28, 2007 (the “Investment Agreement”) and (iii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in clauses (i) and (ii) above; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, (C) transferred in a transaction pursuant to which the

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registration rights are not also assigned in accordance with Section 1.11 hereof, or (D) with respect to each Holder, when such shares held by such Holder become eligible for sale in a single transaction under Rule 144 of the Securities Act (or any similar or successor rule) during any one 90 day period.

“Required Preferred Vote” shall be the affirmative vote of the holders of at least sixty percent (60%) of the outstanding Preferred Stock voting together as a single class on an as-converted basis, or following the IPO, the affirmative vote of holders of at least sixty percent (60%) of the outstanding Registrable Securities held by the Investors.

“Restricted Securities” shall mean the securities of the Company required to bear the legend set forth in Section 1.2 hereof.

“Rule 144” means Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

“Rule 145” means Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

“Shares” means the Company’s Preferred Stock.

1.2                               Restrictions.

(a)                                 Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 1.2, provided and to the extent such Section is then applicable, and (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or (ii) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, if reasonably requested by the Company, such Holder shall have furnished the Company with (A) an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act, (B) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Registrable Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (C) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the

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Registrable Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. Notwithstanding the foregoing, no such registration statement, opinion of counsel or “no action” letter shall be necessary for a transfer to an affiliate of a Holder or by a Holder which is (A) a partnership to its partners or retired partners in accordance with partnership interests, (B) a limited liability company to its members or former members in accordance with their interest in the limited liability company, (C) a corporation to its stockholders in accordance with their interests in the corporation, (D) to the Holder’s family member or trust for the benefit of an individual Holder, or (E) such transfer is exempt from registration under Rule 144 of the Securities Act, provided in the case of a transfer to an affiliate and all cases enumerated in clauses (A) – (E) that the transferee is subject to the terms of this Section 1.2 as if such transferee were an original Holder hereunder. Each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 1.2.

(b)                                 Each certificate representing Registrable Securities shall be stamped or otherwise imprinted with legends substantially in the following forms (in addition to any legend required under applicable state securities laws, the Company’s charter documents or any other agreement between the Company and the Holder thereof):

(i)                                     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED, OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

(ii)                                  THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(c)                                  The Company shall promptly reissue unlegended certificates at the request of any Holder thereof if such transfer is made pursuant to SEC Rule 144 or the Holder shall have obtained an opinion of counsel reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be disposed of without registration, qualification or legend. The Company shall promptly reissue a certificate without the legend referenced in clause (b)(ii) above at the request of any Holder upon the termination of this Agreement.

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1.3                               Requested Registration.

(a)                                 Request for Registration. If the Company shall receive from Initiating Holders a written request that the Company effect a Form S-1 registration, the Company will:

(i)                                     promptly deliver written notice of the proposed registration, qualification, or compliance to all other Holders; and

(ii)                                  as soon as practicable, but in no event less than ninety (90) days after the request, use best efforts to effect such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws, and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request delivered to the Company;

provided, however, that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 1.3:

(A)                               Prior to the earlier of: (i) three (3) years following the date of this Agreement, and (ii) six (6) months following the effective date of the IPO;

(B)                               After the Company has effected two (2) such registrations pursuant to this Section 1.3, such registrations have been declared or ordered effective, and the securities offered pursuant to such registrations have been sold;

(C)                               During the period starting with the date thirty (30) days prior to the Company’s estimated date of filing of, and ending on a date ninety (90) days after the effective date of, a registration initiated by the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan); provided that the Company is actively employing in good faith all reasonable efforts to cause such Company-initiated registration statement to become effective and that the Company’s estimate of the date of filing such registration statement is made in good faith in a certificate signed by the President of the Company; or

(D)                               If in the good faith judgment of the Board, such registration would be seriously detrimental to the Company and the Board concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and the Company thereafter delivers to the Initiating Holders a certificate, signed by the President or Chief Executive Officer of the Company, stating that in the good faith judgment of the Board it would be detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company’s obligation to use best efforts to register, qualify or comply under this Section 1.3 shall be deferred for a period not to

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exceed sixty (60) days from the delivery of the written request from the Initiating Holders;

(E)                                If the Initiating Holders do not request that such offering be firmly underwritten by underwriters selected by the Initiating Holders (subject to the consent of the Company, which consent will not be unreasonably withheld).

Subject to the foregoing clauses (A) through (E), the Company shall use its best efforts to file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable but in no event less than ninety (90) days after receipt of the request or requests of the Initiating Holders. The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 1.3(c), include other securities of the Company with respect to which registration rights have been granted, and may include securities being sold for the account of the Company.

(b)                                 Underwriting. If, pursuant to this Section 1.3, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 1.3(a). The underwriter(s) will be selected by the Initiating Holders, subject only to the reasonable approval of the Company. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 1.3(b), if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100).

(c)                                  Procedures. If the Company shall request inclusion in any registration pursuant to this Section 1.3 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to this Section 1.3, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and may condition such offer on their acceptance of the applicable provisions of this Section 1; provided, however, that Registrable Securities included in such registration may not be limited to less than twenty five (25%) of the total offering, except that in connection with the registration of a Qualified IPO (as defined in the Certificate), Registrable Securities may be limited to zero.

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The Company shall (together with all Holders or other persons proposing to distribute their securities through such underwriting) enter into and perform its obligations under an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders (which managing underwriter shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 1.3, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 1.12. If any person who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person shall be excluded therefrom by written notice delivered by the Company or the managing underwriter. Any Registrable Securities and/or other securities so excluded or withdrawn shall also be withdrawn from registration.

(d)                                 Right to Terminate Registration. The Initiating Holders shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration, whether or not any Initiating Holder or any other holders of securities of the Company has elected to include securities in such registration.

1.4                               Registration on Form S-3.

(a)                                 Qualification on Form S-3. After the IPO, the Company shall use best efforts to qualify for registration on Form S-3 or any comparable or successor form. Holders of Registrable Securities will be entitled to registration of their Registrable Securities on Form S-3 provided that the anticipated aggregate offering price net of discounts and commissions would exceed $1,000,000. To that end the Company shall register its Common Stock under the Exchange Act in accordance with the provisions of the Exchange Act following the effective date of the first registration of any securities of the Company on Form S-1 or any comparable or successor form or forms.

(b)                                 Request for Registration on Form S-3. After the Company has qualified for the use of Form S-3, if the Company shall receive from Form S-3 Initiating Holders a written request that the Company effect a registration on Form S-3 the Company will:

(i)                                     promptly deliver written notice of the proposed registration to all other Holders; and

(ii)                                  as soon as practicable, but in no event more than ninety (90) days after such request, use best efforts to effect such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws, and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request delivered to the Company within twenty (20) days after delivery of such written notice from the Company;

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provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.4:

(A)                               If the Company has effected two (2) such registrations during the preceding twelve-month period;

(B)                               The condition in Section 1.3(a)(ii)(C) has been met; or

(C)                               The condition in Section 1.3(a)(ii)(D) has been met.

(c)                                  Underwriting; Procedure. If a registration requested under this Section 1.4 is for an underwritten offering, the provisions of Sections 1.3(b) and 1.3(c) shall apply to such registration.

(d)                                 S-3’s Not Demands. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Section 1.3.

(e)                                  Right to Terminate Registration. The Form S-3 Initiating Holders shall have the right to terminate or withdraw any registration initiated by it under this Section 1.4                   prior to the effectiveness of such registration, whether or not any Form S-3 Initiating Holder has elected to include securities in such registration.

1.5                               Company Registration.

(a)                                 Notice of Registration. If the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders other than (A) in the IPO, (B) a registration pursuant to Sections 1.3 or 1.4 hereof, (C) a registration relating solely to employee benefit plans, (D) a registration relating solely to a Rule 145 transaction or (E) a registration on any registration form that does not permit secondary sales, the Company will:

(i)                                     deliver to each Holder written notice thereof within thirty (30) days of such determination; and

(ii)                                  use best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.5(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made by any Holder and delivered to the Company within ten (10) days after the written notice is delivered by the Company. Such written request may include all or a portion of a Holder’s Registrable Securities.

(b)                                 Underwriting; Procedures. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.5(a)(i). In such event, the right of any Holder to registration pursuant to this Section 1.5 shall be

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conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into and perform their obligations under an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.5, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated as set forth in Section 1.12. If any person who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person shall be excluded therefrom by written notice delivered by the Company or the managing underwriter. Any Registrable Securities and/or other securities so excluded or withdrawn shall also be withdrawn from registration.

(c)                                  Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.5 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

1.6                               Registration Procedures. In the case of each registration, qualification, or compliance effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification, and compliance and as to the completion thereof and, at its expense, the Company will use best efforts to:

(a)                                 Prepare and file with the Commission a registration statement with respect to such securities and use best efforts to cause such registration statement to become and remain effective for at least ninety (90) days or until the distribution described in the registration statement has been completed, whichever occurs first; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of common stock or other securities of the Company, and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to up to one hundred eighty (180) days provided that if Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that if applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (A) includes any prospectus required by Section 10(a)(3) of the Securities Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (A) and (B) above shall be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

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(b)                         Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus, and such other documents as the Holders and such underwriters may reasonably request in order to facilitate the public offering of such securities;

(c)                          Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statements as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(d)                         Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(e)                          Use best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(f)                           Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(g)                          Provide a transfer agent and registrar for all Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)                         promptly make available for inspection by the selling Holders, any underwriters participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

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(i)                             notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(h)                         Use best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities (to the extent the then-applicable standards of professional conduct permit said letter to be addressed to the Holders).

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

1.7                       Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them, and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1, and the refusal to furnish such information by any Holder or Holders shall relieve the Company of its obligations in this Section 1 with respect to such Holder or Holders. Furthermore, the Company shall have no obligation with respect to any registration requested pursuant to Section 1.3 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in the definition of “Initiating Holders” or “Form S-3 Initiating Holders,” whichever is applicable.

1.8                               Indemnification.

(a)                         To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors, partners, members, stockholders, legal counsel and accountants, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls

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any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular, or other document (including any related registration statement, notification, or the like), or any amendment or supplement thereto, incident to any such registration, qualification, or compliance, or based on or arising out of any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, members, stockholders, legal counsel and accountants, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing, defending or settling any such claim, loss, damage, liability or action, as such expenses are incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Holder, controlling person, or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 1.8 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b)                          To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel and accountants, and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder and Other Stockholder, each of their officers, directors, and partners and each person controlling such Holder or Other Stockholder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Stockholders, directors, officers, partners, legal counsel and accountants, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, provided, however, that the obligations of such Holder hereunder

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shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that that in no event shall any indemnity under this Section 1.8 exceed the gross proceeds received by such Holder in such offering.

(c)                           Each party entitled to indemnification under this Section 1.8 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation, provided that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses in which case the Indemnified Party’s costs of defense including reasonable fees of separate legal counsel shall be borne by the Indemnifying Party. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(d)                          If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any claim, loss, damage, liability or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified party on the other in connection with the statements or omissions that resulted in such claim, loss, damage, liability, or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 1.8 were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above. In no event shall any contribution by a

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Holder under this Section 1.8 exceed the gross proceeds received by such Holder in such offering.

(e)                           The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, and liabilities referred to above in this Section 1.8 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of Section 1.8(c). No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)                            Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(g)                           Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement and otherwise shall survive the termination of this Agreement.

1.9                        Expenses of Registration. All Registration Expenses incurred in connection with any registration effected pursuant to Section 1.3, 1.4 or 1.5 and reasonable fees for one counsel for the selling Holders shall be borne by the Company; provided, however, that if the Holders bear the Registration Expenses for any registration proceeding begun pursuant to Section 1.3 and subsequently withdrawn by the Holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section 1.3. Furthermore, in the event that a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 1.3, such registration proceeding shall not be counted as a requested registration pursuant to Section 1.3, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses and, except as otherwise set forth above, fees and disbursements of counsel for the selling Holders relating to securities registered on behalf of the Holders shall be borne by the holders of the registered securities included in such registration pro rata on the basis of the number of shares so registered.

1.10                 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration after such time as a public market exists for the Common Stock of the Company, the Company agrees to use best efforts to:

(a)                          Make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

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(b)                         File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)                          So long as a Holder owns any Restricted Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of any other reporting requirements of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

1.11                Transfer of Registration Rights. The rights to cause the Company to register securities granted to any party hereto under Section 1 may be assigned by a Holder to any person or entity to whom such Holder transfers of record and beneficially twenty percent (20%) or more of the Registrable Securities issued to or acquired by such Holder, provided that the Company is given written notice at the time of or within a reasonable time after said assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being assigned, and, provided further, that the assignee of such rights assumes in writing the obligations of such Holder under this Section 1. Notwithstanding the foregoing, no such minimum share assignment requirement shall be necessary for an assignment to an affiliate of a Holder or by a Holder which is (A) a partnership to its partners or retired partners in accordance with partnership interests, or (B) a limited liability company to its members or former members in accordance with their interest in the limited liability company.

1.12                Procedure for Underwriter Cutbacks. Subject to Section 1.3(b), in any circumstance in which all of the Registrable Securities requested to be included in a registration on behalf of Holders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities that may be so included, the number of shares of Registrable Securities that may be so included shall be allocated among the Holders requesting inclusion of shares pro rata based upon the total number of Registrable Securities held by such Holders, respectively; provided, however, that such allocation shall not operate to reduce the aggregate number of Registrable Securities to be included in such registration if any Holder does not request inclusion of the maximum number of shares of Registrable Securities allocated to such Holder pursuant to the above-described procedure, in which case the remaining portion of his allocation shall be reallocated among those requesting Holders whose allocations did not satisfy their requests pro rata on the basis of total number of shares of Registrable Securities held by such Holders, and this procedure shall be repeated until all shares of Registrable Securities which may be included in the registration on behalf of the Holders have been so allocated. Notwithstanding the foregoing, all shares (including Registrable Securities) held by Founders shall be subject to elimination from registration before any elimination of Registrable Securities held by Investors from registration; and Registrable Securities included in such registration may

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not be limited to less than twenty-five percent (25%) of the total offering, except that in connection with the registration of a Qualified IPO (as defined in the Certificate), Registrable Securities may be limited to zero. Notwithstanding anything else set forth herein or in any other agreement, the Company shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares other than Registrable Securities, or in the case of registrations pursuant to Section 1.3 or 1.4 hereof, in order to include in such registration securities registered for the Company’s own account.

1.13                 Each Holder hereby agrees that, during the period of duration (not to exceed 180 days) specified by the Company and an underwriter of Common Stock or other securities of the Company following the effective date of the IPO, it shall not, to the extent requested by the Company or such underwriter, directly or indirectly, sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees (including limited partners of any Holder) who agree to be similarly bound) any Registrable Securities or other securities of the Company held by it, except Common Stock or other securities included in such registration; provided, however, that all officers and directors of the Company and all holders of at least 1% of the Company’s equity securities purchased from the Company (other than securities purchased from the Company at any time after the date of this Agreement in a registered public offering) are bound by and have entered into a similar agreement and the restriction on transfer has not been waived in whole or in part with respect to any such officers, directors or holders. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities or other securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

1.14                 Termination of Rights. The rights of any particular Holder to cause the Company to register securities under Sections 1.3, 1.4 and 1.5 shall terminate with respect to such Holder upon the earlier of (i) three (3) years following the consummation of the Company’s IPO, or (ii) when such Holder can sell all of its Registrable Securities within a three (3) month period pursuant to Rule 144.

1.15                 Limitations of Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of the Required Preferred Vote, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in Section 1.3(a) or within one hundred twenty (120) days after the effective date of any registration effected pursuant to Section 1.3.

1.16                 Limitations on Registrations Outside the United States. Any registration of the Company’s shares outside of the United States shall be subject to the express prior approval of the Required Preferred Vote, which may be withheld for any reason.

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2.                                      Right of First Refusal

2.1                        Right of First Refusal.

(a)                          Grant of Right of First Refusal. Subject to the terms and conditions of this Section 2.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Investor. Each Investor shall be entitled to apportion the right of first offer hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate.

(b)                          Notice of Right. The Company shall give notice (the “Offer Notice”) to each Investor (for the purposes of this Section 2, the “Eligible Investors” and each an “Eligible Investor”), stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities. By notification to the Company within twenty (20) days after the Offer Notice is given, each Eligible Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to such Eligible Investor’s Pro Rata Portion of New Securities. At the expiration of such twenty (20) day period, the Company shall promptly notify each Eligible Investor that elects to purchase or acquire all the shares offered to it pursuant to the foregoing sentence (each, a “Fully Exercising Investor”) of any other Eligible Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Eligible Investors were entitled to subscribe but that were not subscribed for by the Eligible Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other options and warrants then held by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other options and warrants then held, by all Fully Exercising Investors who wish to purchase such unsubscribed New Securities.

(c)                           Lapse and Reinstatement of Right. The Company shall have ninety (90) days following the twenty (20) day period described in Section 2.1(b) to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from the date of said agreement) to sell the New Securities with respect to which the Eligible Investors’ right of first refusal was not exercised, at a price and upon terms no more favorable to the purchasers of such securities than specified in the Company’s notice. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Eligible Investors in the manner provided above.

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2.2                        Assignment of Right of First Refusal. The right of first refusal granted hereunder may not be assigned or transferred, except that such right is assignable (i) by each Eligible Investor to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by, or under common control with, any such Eligible Investor; or (ii) between and among any Eligible Investors.

2.3                        Termination of Right of First Refusal. The right of first refusal granted under Section 2.1 of this Agreement shall expire immediately prior to the earlier of: (a) the consummation of the Qualified IPO (as defined in the Certificate); or (b) a Liquidation (as defined in the Certificate).

3.                               Affirmative Covenants of the Company.                  The Company hereby covenants and agrees as follows:

3.1                        Financial Information. So long as an Investor holds at least 250,000 shares of Preferred Stock (or shares of Common Stock issued upon the conversion thereof) and, in the case of Medtronic, so long as Medtronic holds at least 90,000 shares of Preferred Stock (or shares of Common Stock issued upon the conversion thereof) (in each case, as adjusted for any stock splits, consolidations and the like) (each, a “Major Investor”), the Company will furnish to such Investor, or Medtronic, as the case may be, such following reports:

(a)                          Within thirty (30) days after the end of each month of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal month, an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal month, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(b)                          Within thirty (30) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP); and

(c)                           Within ninety (90) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by Blanski Peter Kronlage & Zoch, PA, or a nationally recognized accounting firm; and

(d)                          No later than thirty (30) days before the end of each fiscal year, a comprehensive operating budget and business plan for the next fiscal year, approved by the Board and prepared on a monthly basis, including revenues, expenses, cash positions, balance sheets, income statements, and statements of cash flow for such months and, promptly after

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prepared, any other budgets or revised budgets prepared by the Company, along with a detailed capitalization and debt-holder summary.

3.2                       Company Confidential Information. Each Major Investor agrees to hold in confidence and trust and not to misuse or disclose any confidential information provided pursuant to this Section 3, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.2 by such Major Investor), (b) is or has been independently developed or conceived by the Major Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Major Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Major Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Major Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.2 (iii) to any existing or prospective affiliate, partner, member, stockholder, or wholly owned subsidiary of such Major Investor in the ordinary course of business, provided that such Major Investor informs such person that such information is confidential and directs such person to maintain the confidentiality of such information (and such Major Investor shall remain liable for any breach of the confidentiality obligations set forth in this Section 3.2 by any person to whom it discloses information pursuant to this clause (iii)); or (iv) as may otherwise be required by law, provided that the Major Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. The Company shall not be required to comply with this Section 3 in respect of any Major Investor whom the Board, including at least three of the Preferred Directors, reasonably determines to be a competitor or an officer, employee, director, or greater than fifteen percent (15%) stockholder of a competitor; provided that an Investor that is a venture capital fund and Amzak Health Investors, LLC (“Amzak”) shall in no event be deemed a competitor of the Company for purposes of this Section 3.

3.3                       Inspection. The Company shall permit each Major Investor (except for a Holder reasonably deemed by the Board, including at least three of the Preferred Directors, to be a competitor of the Company), at such Holder’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officer, all at such reasonable times as may be requested by such Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.3 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information, and provided further that an Investor that is a venture capital fund and Amzak shall in no event be deemed a competitor of the Company for purposes of this Section 3.3.

3.4                       Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Shares, all Common Stock issuable from time to time upon such conversion.

3.5                               Directors and Officers Insurance. The Company shall maintain as of and for all times after the date of this Agreement a director and officer liability insurance policy in an appropriate amount and with an acceptable carrier as determined by the Board, including approval of at least three of the Preferred Directors.

3.6                               Stock Vesting and Acceleration. All future common stock and option grants to employees or consultants of the Company shall be subject to vesting over four years with 25% vesting at the first year anniversary of employment and the balance vesting on a monthly basis thereafter. With the approval of the Board, including the approval of at least three of the Preferred Directors, the vesting of certain senior managers or key employees will be subject to “double trigger” acceleration upon a change of control which will provide for acceleration of additional vesting, only upon (i) a change of control and (ii) the termination of such option holder’s employment, other than for Cause, or without Good Reason, to be defined in such optionees’ agreements, following such change of control, in amounts determined by the Board, including approval of at least three of the Preferred Directors.

3.7                               Board Matters. Unless otherwise determined by the vote of a majority of the Board, the Board shall meet at least quarterly in accordance with an agreed-upon schedule.

3.8                               Employee Agreements. The Company will cause each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement substantially in the form provided to the Investors.

3.9                               Indemnification Matters.

(a)                                 The Company shall enter into its standard form of indemnification agreement with each of its directors. Such indemnification agreement shall provide that (a) the Company is the indemnitor of first resort, (b) it shall be required to advance the full amount of expenses incurred by its directors and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such director to the extent legally permitted and as required by the Certificate or Bylaws of the Company, without regard to any rights to indemnification, advancement of expenses and/or insurance such director may be provided by one or more Investors (the “Fund Indemnitors”), and, (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such director with respect to any claim for which such director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such director against the Company.

(b)                                 If the Company or any of its successors or assignees consolidates with, has substantially all of its assets acquired by, or merges into any other person, and is not the continuing or surviving corporation or entity of such consolidation, acquisition or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, whether such obligations are contained in the Company’s bylaws, the Certificate, or elsewhere, as the case may be.

3.10                        FIRPTA. The Company shall provide prompt notice to the Investors following any “determination date” (as defined in Treasury Regulation Section 1.897-2(c)(1)) on which the Company becomes a United States real property holding corporation. In addition, upon a written request by an Investor, the Company shall provide such Investor with a written statement informing the Investor whether such Investor’s interest in the Company constitutes a United States real property interest. The Company’s determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made. The Company’s written statement to the Investor shall be delivered to the Investor within ten (10) days of such Investor’s written request therefor. The Company’s obligation to furnish such written statement shall continue notwithstanding the fact that a class of the Company’s capital stock may be traded on an established securities market or the fact that there is no Preferred Stock then outstanding.

3.11                        Termination of Covenants. The covenants set forth in Sections 3.1, 3.3 and 3.6 shall terminate and be of no further force or effect upon the earlier to occur of (a) the consummation of Qualified IPO (as defined in the Certificate); (b) the merger or consolidation of the Company, provided that the Company’s stockholders of record as constituted immediately prior to such transaction hold less than fifty percent (50%) of the voting power of the surviving or acquiring entity; or (c) the date on which the Company is required to file reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

3.12                        Observer Rights. U.S. Venture Partners IX, L.P. and its affiliates, KPCB Holdings, Inc. and its affiliates, Synergy Life Science Partners, L.P. and its affiliates, Johnson & Johnson Innovation — JJDC, Inc. and its affiliates, Acclarent, Inc. and its affiliates, TGap Venture Capital Fund II, LP and its affiliates, Aperture Venture Partners III, L.P. and its affiliates, OrbiMed Private Investment V, L.P. and its affiliates, Curtis L. Carlson Family Foundation, and its affiliates, and Amzak shall be entitled to each designate one (1) individual, and Medtronic, Inc. and its affiliates shall be entitled to designate two (2) individuals (each individual an “Observer”) (i) to be present at all meetings of the Board, (ii) to receive advance notice of all such meetings, including such meetings’ time and place, in the same manner as the directors, and (iii) to receive copies of all notices, minutes, consents, and other materials that the Company provides to its directors. The Observer shall not have the right to vote at any meetings and shall not be entitled to any indemnification or insurance coverage provided by the Company to officers and directors of the Company; provided, however, that such representative shall agree to hold in confidence and trust all information so provided; and provided further, however, that the Company shall have the right to exclude such representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, or to prevent a conflict of interest between the Observer (or the Investor that designated the Observer) and the Company.

4.                                      Miscellaneous.

4.1                               Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware without regard to choice of laws or conflict of laws provisions thereof.

4.2                               Successors and Assigns. Except as otherwise specifically set forth in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided by this Agreement.

4.3                               Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.

4.4                               Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, return receipt requested, or otherwise delivered by hand or by messenger or confirmed facsimile, addressed (a) if to a Holder, at such Holder’s address set forth on the signature page of this Agreement, or at such other address as such Holder shall have furnished to the Company in writing, or (b) if to the Company, at its address set forth on the signature page of this Agreement addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Investors. Unless specifically stated otherwise, if notice is provided by mail, it shall be deemed to be delivered three days after proper deposit in a mailbox, if notice is provided by facsimile, it shall be deemed to be delivered upon receipt by the sender of confirmation of facsimile transmission, and if notice is delivered by hand or by messenger, it shall be deemed to be delivered upon actual delivery.

4.5                               Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Investor upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4.6                               Dispute Resolution Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

4.7                               Counterparts. This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile, each of which may be executed by less than all parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

4.8                               Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.

4.9                               Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.10                        Amendment and Waiver. Any provision of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and an Investor or Investors holding the Required Preferred Vote; provided that no such amendment or waiver shall adversely affect any Investor or Holder in a different or disproportionate manner relative to the other Investors or Holders of the same class or series unless such amendment or waiver is agreed to in writing by such adversely affected Investor or Holder. Notwithstanding the foregoing, the Company may update and amend Exhibit A to this Agreement and add parties to this Agreement as Investors if such parties become holders of Shares of the Company upon execution by such parties of a counterpart signature page to this Agreement without the consent of any other party hereto. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder and the Company.

4.11                        Effect of Amendment or Waiver. The Holders and their successors and assigns acknowledge that by the operation of and subject to Section 4.10 hereof Investors holding the Required Preferred Vote, acting in conjunction with the Company, will have the right and power to diminish or eliminate any or all rights pursuant to this Agreement.

4.12                        Aggregation of Stock. All shares of Preferred Stock and Common Stock of the Company held or acquired by affiliated entities or persons shall be aggregated for the purpose of determining the availability of any rights under this Agreement.

4.13              Amendment and Restatement. This Agreement amends, restates and replaces in its entirety the Prior Investor Rights Agreement.

[THIS SPACE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

INSPIRE MEDICAL SYSTEMS, INC.

By:	/s/ Timothy P. Herbert
Name: Timothy P. Herbert
Its: President and CEO

Address:	9700 63rd Ave. No., Suite 200
Maple Grove, MN 55369

INVESTORS:

MEDTRONIC, INC.

By:	/s/ Christopher M. Cleary
Name: Christopher M. Cleary
Its: Vice President, Corporate Development

Address:	World Headquarters
710 Medtronic Parkway, N.E.
Minneapolis, MN 55432

INVESTORS:

AMZAK HEALTH INVESTORS, LLC

By:	/s/ Joyce Erony
Name: Joyce Erony
Title: Managing Partner

Address:
156 Fifth Avenue
Suite 1134
New York, NY 10010

with a copy (that shall not constitute notice) to: Sheppard, Mullin, Richter & Hampton LLP
30 Rockefeller Plaza
New York, NY 10112-0015
Attention: Shon E. Glusky

INVESTORS:

ORBIMED PRIVATE INVESTMENTS V, L.P.

By:OrbiMed Capital GP V LLC, its General Partner

By:OrbiMed Advisors LLC, its Managing Member

By:	/s/ Carl Gordon
Name: Carl Gordon
Its: Member

Address:

OrbiMed Private Investments V, LP
OrbiMed Advisors, LLC
601 Lexington Avenue, 54th
Floor New York, NY 10022

with a copy (that shall not constitute notice) to:
Wilmer Cutler Pickering Hale and Dorr LLP
Attention: Stuart M. Falber
60 State Street
Boston, MA 02109

INVESTORS:

APERTURE VENTURE PARTNERS III, L.P.

By:	Aperture Ventures III Management, LLC, its General Partner

By:	/s/ Anthony Natale
Name: Anthony Natale
Title: Member

Address:
Aperture Venture Partners
Aperture Venture Partners III, L.P.
645 Madison Avenue, 20th Floor
New York, NY 10022

with a copy (that shall not constitute notice) to:
Wilmer Cutler Pickering Hale and Dorr LLP
Attention: Stuart M. Falber
60 State Street
Boston, MA 02109

INVESTORS:

Johnson & Johnson Innovation — JJDC, Inc.

By:	/s/ V. Kadir Kadhiresan
Name:	V. Kadir Kadhiresan
Its:	Vice President, Venture Investments

Address:
Johnson and Johnson Innovation Center
1 Cambridge Center 7th Floor
Cambridge MA 02172
Attention: Kadir Kadhiresan

and

Johnson & Johnson Innovation — JJDC, Inc.
410 George Street
New Brunswick, NJ 08901
Attention: Kathy Horvath and Steven Rosenberg

INVESTORS:

U.S. Venture Partners IX, L.P.
By Presidio Management Group IX, L.L.C. Its General Partner

By:	/s/ Dale Holladay
Dale Holladay, Attorney-In-Fact

Address:
1460 El Camino Real, Suite 100
Menlo Park CA 94025
Attn: Chief Financial
Officer Fax: (###) ###-####
Email: ####@####.###

INVESTORS:

KPCB HOLDINGS, INC., as nominee

By:	/s/ Paul M. Vronsky
Name: Paul M. Vronsky
Title: General Counsel

Address:	2750 Sand Hill Road
Menlo Park, CA 94025 Attn:

INVESTORS:

SYNERGY LIFE SCIENCE PARTNERS, LP

By:	SYNERGY VENTURE PARTNERS, LLC
The General Partner of Synergy Life Science Partners, LP

By:	/s/ Mudit Jain
Mudit Jain
Managing Member

Address:	1350 Bayshore Highway, Suite 920
Burlingame, CA 94010

INVESTORS:

GDN HOLDINGS, LLC

By:	/s/ Brian Gustafson
Name: Brian Gustafson
Its: Vice President

Address:	301 Carlson Parkway, Suite 315
Minnetonka, MN 55305

INVESTORS:

CURTIS L. CARLSON FAMILY FOUNDATION

By:	/s/ John Flottmeier
Name: John Flottmeier
Its: Authorized Agent

Address:	301 Carlson Parkway, Suite 275
Minnetonka, MN 55305

INVESTORS:

CARLSON FAMILY FOUNDATION FOR THE UNIVERSITY OF MINNESOTA

By:	/s/ John Flottmeier
Name: John Flottmeier
Its: Authorized Agent

By:	/s/ Brian Gustafson
Name: Brian Gustafson
Its: Authorized Agent

Address:	301 Carlson Parkway, Suite 275
Minnetonka, MN 55305

INVESTORS:

CARLSON HOLDINGS, INC.

By:	/s/ John Flottmeier
Name: John Flottmeier
Its: Authorized Agent

Address:	301 Carlson Parkway, Suite 275
Minnetonka, MN 55305

INVESTORS:

NAFCO INSURANCE CO., LTD.

By:	/s/ John Flottmeier
Name: John Flottmeier
Its: Authorized Agent

Address:	301 Carlson Parkway, Suite 275
Minnetonka, MN 55305

INVESTORS:

CURTIS L. CARLSON OCTAGON TRUST - WENDY M. NELSON

By:	/s/ John Flottmeier
Name: John Flottmeier
Its: Authorized Agent

Address:	201 S Phillips Ave, Ste. 200 Sioux Falls, ND 57104

INVESTORS:

CURTIS L. CARLSON OCTAGON TRUST - DIANA L. NELSON

By:	/s/ John Flottmeier
Name: John Flottmeier
Its: Authorized Agent

Address:	201 S Phillips Ave, Ste. 200 Sioux Falls, ND 57104

INVESTORS:

CURTIS L. CARLSON OCTAGON TRUST -CURTIS C. NELSON

By:	/s/ John Flottmeier
Name: John Flottmeier
Its: Authorized Agent

Address:	201 S Phillips Ave, Ste. 200 Sioux Falls, ND 57104

INVESTORS:

CURTIS L. CARLSON OCTAGON TRUST - CHRISTINE C. GAGE

By:	/s/ John Flottmeier
Name: John Flottmeier
Its: Authorized Agent

Address: 20I S Phillips Ave, Ste. 200
Sioux Falls, ND 57104

INVESTORS:

CURTIS L. CARLSON OCTAGON TRUST — GEOFFREY C. GAGE

By:	/s/ John Flottmeier
Name: John Flottmeier
Its: Authorized Agent

Address: 201 S Phillips Ave, Ste. 200
Sioux Falls, ND 57104

INVESTORS:

CURTIS L. CARLSON OCTAGON TRUST - SCOTT C. GAGE

By:	/s/ John Flottmeier
Name: John Flottmeier
Its: Authorized Agent

Address: 201 S Phillips Ave,
Ste. 200 Sioux Falls, ND
57104

INVESTORS:

CURTIS L. CARLSON OCTAGON TRUST RICHARD C. GAGE

By:	/s/ John Flottmeier
Name: John Flottmeier
Its: Authorized Agent

Address: 201 S Phillips Ave, Ste.
200 Sioux Falls, ND
57104

INVESTORS:

The Harry D. Hunt and Evelyn B. Hunt Revocable Living Trust

By:	/s/ Harry D. Hunt
Name:
Its: Trustee
Address:

By:	/s/ Evelyn B. Hunt
Name:
Its: Trustee
Address:

INVESTORS:

TGAP VENTURE CAPITAL FUND II, LP

By:	/s/ Jack Ahrens
Name: Jack Ahrens
Its: Managing Director

Address:	7171 Stadium Drive
Kalamazoo, MI 49009

INVESTORS:

/s/ Jerry C. Griffin
Jerry C. Griffin, MD

Address:	PO Box 2196
Glen Ellen, CA 95442